Exhibit 23.1



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated December 4, 1998, incorporated by reference in Spartech Corporation's Annual Report on Form 10-K for the fiscal year ended October 31, 1998, and to all references to our firm included in or made a part of this registration statement.



s/ARTHUR ANDERSEN LLP


St. Louis, Missouri
November 4, 1999